PROSPECTUS SUPPLEMENT (to the Prospectus dated July 23, 2019)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-226089
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock
$20.00 per Share
Liquidation Preference $25.00 per Share

We are offering 625,000 shares of our 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, which we refer to as the Series A Preferred Stock.
Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable quarterly every March 31, June 30, September 30, and December 31, at the rate of 9.375% per annum of its liquidation preference, which is equivalent to $ 2.34375 per annum per share. The first dividend on our Series A Preferred Stock sold in this offering is payable on March 31, 2020 (in the amount of  $0.5859375 per share) to the persons who are the holders of record of the Series A Preferred Stock at the close of business on March 15, 2020. Notwithstanding the foregoing, we intend to seek stockholder approval to change the frequency of dividends payable on our Series A Preferred Stock from quarterly to monthly; we anticipate seeking such approval through inclusion of a proposal in our 2020 proxy statement to amend our Certificate of Designations of Rights and Preferences for the Series A Preferred Stock. Such action will require the majority vote of all Fortress stockholders eligible to vote (as opposed to a majority of stockholders who actually vote), and there is no guarantee the proposal will pass.
Generally, we may not redeem the Series A Preferred Stock until December 15, 2022. On and after December 15, 2022, we may, at our option, redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.
The Series A Preferred Stock is listed on the Nasdaq Capital Market under the symbol “FBIOP.” On February 11, 2020 the last reported sale price of our Series A Preferred Stock on The Nasdaq Capital Market was $21.21 per share.
	Per Share	Total
Public offering price	$20.00	$12,500,000
Underwriting discounts and commissions	$1.60	$1,000,000
Proceeds to Fortress, before expenses	$18.40	$11,500,000
Investing in our Series A Preferred Stock involves a high degree of risk. See “Risk Factors” beginning on page S-7. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
We have granted the underwriters an option for a period of 45 days to purchase an additional 93,750 shares of our Series A Preferred Stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,150,000, and the total proceeds to us, before expenses will be $13,225,000.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of Series A Preferred Stock to purchasers on or about February 14, 2020.
Joint Book-Running Managers
Benchmark Company	ThinkEquity a division of Fordham Financial Management, Inc.
The date of this prospectus supplement is February 12, 2020

S-i

IMPORTANT NOTICE ABOUT INFORMATION
IN THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering, the Series A Preferred Stock, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering of Series A Preferred Stock. Generally, when we refer only to the “prospectus” we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Available Information” and “Information Incorporated by Reference” in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Fortress” refer to Fortress Biotech, Inc. and its partner companies.
S-ii

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus, and documents we incorporate by reference, which are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:
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our growth strategy;

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our ability to continue to commercialize products;

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our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

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financing and strategic agreements, acquisitions and relationships;

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our need for substantial additional funds and uncertainties relating to our financings;

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our ability to attract, integrate and retain key personnel;

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the early stage of products under development;

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the results of research and development activities;

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uncertainties relating to preclinical and clinical testing;

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our ability to secure and maintain third-party manufacturing, marketing and distribution of our products;

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dependence on third-party suppliers;

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government regulation;

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patent and intellectual property matters; and

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competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this presentation should be read as applying mutatis mutandis to every other instance of such information appearing herein.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus supplement and the documents incorporated herein by reference and other documents to which we refer. You should read “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the information appearing under the caption “Item IA. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as updated by our subsequently filed Exchange Act reports for more information about important risks that you should consider carefully before buying our Series A Preferred Stock.
Our Company
Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, which the Company does at the Fortress level, at its majority-owned and majority-controlled subsidiaries and joint ventures, and at entities the Company founded and in which it maintains significant minority ownership positions. Fortress has a talented and experienced business development team, comprising scientists, doctors and finance professionals, who identify and evaluate promising products and product candidates for potential acquisition by new or existing partner companies. Fortress through its partner companies has executed such arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center, St. Jude Children’s Research Hospital, Dana-Farber Cancer Institute, Nationwide Children’s Hospital, and the University of Pennsylvania.
Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and finance expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings; to date, three partner companies are publicly-traded, and two have consummated strategic partnerships with industry leaders Alexion Pharmaceuticals, Inc. and InvaGen Pharmaceuticals, Inc. (a subsidiary of Cipla Limited).
As of December 31, 2019, several of the Fortress partner companies maintain licenses to product candidate intellectual property, including Aevitas Therapeutics, Inc. (“Aevitas”), Avenue Therapeutics, Inc. (“Avenue”), Baergic Bio, Inc. (“Baergic”), Caelum Biosciences, Inc. (“Caelum”), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (“Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Journey Medical Corporation (“Journey” or “JMC”) and Mustang Bio, Inc. (“Mustang”).
Corporate Information
We were incorporated in June 2006 under the laws of the State of Delaware. Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is (781) 652-4500. Our website address is www.fortressbiotech.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement.

THE OFFERING
Issuer
Fortress Biotech, Inc.
Securities Offered
625,000 shares of 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 (718,750 shares if the underwriters exercise in full their option to purchase additional shares). The shares of Series A Preferred Stock offered by this prospectus supplement will form a single series with, and will have the same terms as, the 1,341,167 currently issued and outstanding shares of Series A Preferred Stock. We reserve the right to further reopen this series and issue additional shares of Series A Preferred Stock either through public or private sales at any time and from time to time.
Offering Price
$20.00 per share of Series A Preferred Stock.
Dividends
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.375% per annum of the $25.00 per share liquidation preference (equivalent to $2.34375 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock.
Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and payable quarterly every March 31, June 30, September 30, and December 31 (each such date, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day.
Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be every March 15, June 15, September 15, and December 15, whether or not a Business Day (the “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable dividend record date. The first dividend on our Series A Preferred Stock sold in this offering is payable on March 31, 2020 (in the amount of  $0.5859375 per share) to holders of record of the Series A Preferred Stock at the close of business on March 15, 2020. Notwithstanding the foregoing, we intend to seek stockholder approval to change the frequency of dividends payable on our Series A Preferred Stock from quarterly to monthly; we anticipate seeking such approval through inclusion of a proposal in our 2020 proxy statement to amend our Certificate of Designations of Rights and Preferences for the Series A

Preferred Stock. Such action will require the majority vote of all Fortress stockholders eligible to vote (as opposed to a majority of stockholders who actually vote), and there is no guarantee the proposal will pass.
Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series A Preferred Stock offered hereby will be entitled to receive the full amount of all dividends payable on the Series A Preferred Stock from the dividend payment date immediately preceding the date of issuance of the Series A Preferred Stock offered hereby.
For definition of  “Business Day” please read “Description of Series A Preferred Stock — Dividend Rate.”
No Maturity or Mandatory Redemption
The Series A Preferred Stock has no maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem it pursuant to our optional redemption right or our special optional redemption right in connection with a Change of Control, or under the circumstances set forth below under “— Limited Conversion Rights Upon a Change of Control” and elect to convert such Series A Preferred Stock. We are not required to set aside funds to redeem the Series A Preferred Stock.
Optional Redemption
The Series A Preferred Stock may be redeemed in whole or in part (at our option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Please see the section entitled “Description of the Series A Preferred Stock — Redemption — Optional Redemption.”
Special Optional Redemption
Upon the occurrence a Change of Control, we may redeem the shares of Series A Preferred Stock, at our option, in whole or in part, within one hundred twenty (120) days of any such Change of Control, for cash at $25.00 per share, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined below under “— Limited Conversion Rights Upon a Change of Control”), we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined and described below under “— Limited Conversion Rights Upon a Change of Control”) with respect to the shares of Series A Preferred Stock called for redemption. If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.
A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion, Exchange and Preemptive Rights
Except as described under “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control,” the Series A Preferred Stock will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.
Limited Conversion Rights Upon a Change of Control
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem the Series A Preferred Stock as described above under “— Optional Redemption,” or “— Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date, into the Common Stock Conversion Consideration, which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and
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13.05483 shares of common stock, subject to certain adjustments described in “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control.”

In the case of a Change of Control pursuant to which our common stock will be converted into Alternative Form Consideration, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control.Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.
For definitions of  “Alternative Form Consideration,” “Common Stock Conversion Consideration,” “Change of Control Conversion Right,” “Change of Control Conversion Date,” and “Common Stock Price,” and the restrictions on cash payments under a Change of Control hereunder, please read “Description of Series A Preferred Stock — Redemption” and “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control.”
Liquidation Preference
If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section entitled “Description of the Series A Preferred Stock — Liquidation Preference.”
Ranking
The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2)

and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) junior to all of our existing and future indebtedness. Please see the section entitled “Description of the Series A Preferred Stock — Ranking.”
Limited Voting Rights
Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.
Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
Please see the section entitled “Description of the Series A Preferred Stock — Voting Rights.”
Nasdaq Capital Market Symbol
FBIOP
Risk Factors
Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully consider each of the risks described under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product, and working capital.
Certain U.S. Federal Income Tax Considerations
For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your independent tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any other taxing jurisdiction.
Form
The Series A Preferred Stock is represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).
Settlement
Delivery of the Series A Preferred Stock offered hereby will be made against payment therefor through the book-entry facilities of the DTC.

RISK FACTORS
Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully consider and evaluate all of the information described below and in the documents incorporated by reference into this prospectus supplement that summarizes the risks that may materially affect our business before you decide to purchase our Series A Preferred Stock. The risks and uncertainties described in this prospectus supplement are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth in this prospectus supplement, as updated by annual, quarterly and other reports and documents that we file with the Securities Exchange Commission (“SEC”) and incorporate by reference into this prospectus supplement, could materially and adversely affect our business, results of operations and financial condition. This could cause the market price of the Series A Preferred Stock to decline, perhaps significantly, and you may lose part or all of your investment.
Risks Related to this Offering and Ownership of Shares of Our Series A Preferred Stock
The Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities.
In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. Also, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock.
At September 30, 2019, our total liabilities equaled approximately $146.6 million. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding.
Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock. Also, future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to owners of the Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series A Preferred Stock will bear the risk of our future offerings, which may reduce the market price of the Series A Preferred Stock and will dilute the value of their holdings in us.
We may not be able to pay dividends on the Series A Preferred Stock if we have insufficient cash to make dividend payments.
Our ability to pay cash dividends on the Series A Preferred Stock requires us to have either net profits or positive net assets (total assets less total liabilities) over our capital, in order to be able to pay our debts as they become due in the usual course of business. In addition to the Series A Preferred Stock offered hereby, as of the date of this prospectus supplement we have outstanding 1,341,167 shares of our Series A Preferred Stock.
Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement, including the documents incorporated by reference herein, were to occur. Also, payment of our dividends depends upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, if any, and preferred stock, including the Series A Preferred Stock to pay our indebtedness or to fund our other liquidity needs.
We have significant equity ownership stakes in all of our subsidiaries, and with regard to some, their common stock is traded on a national securities exchange and therefore liquid. While we may sell shares of those subsidiaries that are listed, or shares of subsidiaries that subsequently become listed on a national securities exchange, to meet our cash dividend obligations with respect to the Series A Preferred Stock, there can be no assurance that an active market will exist to support such sales. Further, the volatility of the price of such subsidiaries on their respective exchanges may adversely affect the amount we would be able to raise in such sales and, as a result, our ability to make dividend payments on the Series A Preferred Stock.
If our Series A Preferred Stock is delisted, the ability to transfer or sell shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected
The Series A Preferred Stock does not contain provisions that are intended to protect investors if our Series A Preferred Stock is delisted from the Nasdaq Capital Market. If our Series A Preferred Stock is delisted from the Nasdaq Capital Market, investors’ ability to transfer or sell shares of the Series A Preferred Stock will be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected. Moreover, since the Series A Preferred Stock has no stated maturity date, investors may be forced to hold shares of the Series A Preferred Stock indefinitely while receiving stated dividends thereon when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof.
There is no guarantee that our anticipated proposal to amend the frequency of dividends on our Series A Preferred Stock will ever take effect.
Dividends on our Series A Preferred Stock are currently payable quarterly, but we intend to seek stockholder approval to change the frequency of dividends payable on our Series A Preferred Stock from quarterly to monthly. We anticipate seeking such approval through inclusion of a proposal in our 2020 proxy statement to amend our Certificate of Designations of Rights and Preferences for the Series A Preferred Stock, but such action will require the majority vote of all Fortress stockholders eligible to vote (as opposed to a majority of stockholders who actually vote), and there is no guarantee the proposal will pass. If a majority of Fortress stockholders eligible to vote do not vote in favor of the proposal, dividends will continue to be payable on a quarterly basis.
The market for our Series A Preferred Stock may not provide investors with adequate liquidity.
Our Series A Preferred Stock is listed on the Nasdaq Capital Market. However, the trading market for the Series A Preferred Stock may not be maintained and may not provide investors with adequate liquidity. The liquidity of the market for the Series A Preferred Stock depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. We cannot predict the extent to which investor interest in our Company will maintain the trading market in our Series A Preferred Stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our Series A Preferred Stock.
Future issuances of preferred stock, including future issuances of shares of Series A Preferred Stock, may reduce the value of the Series A Preferred Stock
Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including shares of Series A Preferred Stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or, subject to the voting rights referred to above (with respect to issuances of new series of preferred stock), senior to the Series A Preferred Stock offered hereby as to distribution rights or rights upon liquidation, winding up or dissolution. The subsequent issuance of additional shares of Series A Preferred Stock, or the creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Preferred Stock, could dilute the interests of the holders of Series A Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series A Preferred Stock would not only dilute the interests of the holders of Series A Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Stock.
Market interest rates may materially and adversely affect the value of the Series A Preferred Stock
One of the factors that influences the price of the Series A Preferred Stock is the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred Stock) relative to market interest rates. Continued increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease.
The Change of Control Conversion Right may make it more difficult for a party to acquire us or discourage a party from acquiring us.
The Change of Control Conversion Right (as defined under “Description of the Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control”) may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our Series A Preferred Stock with the opportunity to realize a premium over the then-current market price of such equity securities or that stockholders may otherwise believe is in their best interests.
Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”
Distributions paid to corporate U.S. holders of the Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have significant accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Preferred Stock might decline.
You may be subject to tax if we make or fail to make certain adjustments to the Conversion Rate of the Series A Preferred Stock even though you do not receive a corresponding cash dividend.
The Conversion Rate (as defined in “Description of Series A Preferred Stock — Limited Conversion Rights Upon a Change of Control”) for the Series A Preferred Stock is subject to adjustment in certain circumstances. A failure to adjust (or to adjust adequately) the Conversion Rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a non-U.S. holder (as defined in “Material U.S. federal income tax considerations”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the Series A Preferred Stock. In

April 2016, the Internal Revenue Service issued proposed income tax regulations in regard to the taxability of changes in conversion rights that will apply to the Series A Preferred Stock when published in final form and may be applied to us before final publication in certain instances. See “Material U.S. Federal Income Tax Considerations.”
Our revenues, operating results and cash flows may fluctuate in future periods, and we may fail to meet investor expectations, which may cause the price of our Series A Preferred Stock to decline.
Variations in our quarterly and year-end operating results are difficult to predict, and our income and cash flows may fluctuate significantly from period to period. If our operating results fall below the expectations of investors or securities analysts, the price of our Series A Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:
•
demand and pricing for our products;

•
government or commercial healthcare reimbursement policies;

•
physician and patient acceptance of any of our products;

•
introduction of competing products;

•
our operating expenses which fluctuate due to growth of our business;

•
timing and size of any new product or technology acquisitions we may complete; and

•
variable sales cycle and implementation periods for our products.

The Series A Preferred Stock represents perpetual equity interests in us, and investors should not expect us to redeem the Series A Preferred Stock on the date the Series A Preferred Stock becomes redeemable by us or on any particular date afterwards.
The Series A Preferred Stock represents perpetual equity interests in us, and it has no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, the Series A Preferred Stock will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an indefinite period of time. In addition, the Series A Preferred Stock will rank junior to all our current and future indebtedness and other liabilities. The Series A Preferred Stock will also rank junior to any other senior securities we may issue in the future with respect to assets available to satisfy claims against us.
The market price of the Series A Preferred Stock could be substantially affected by various factors.
The market price of the Series A Preferred Stock depends on many factors, which may change from time to time, including:
•
prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

•
trading prices of similar securities;

•
our history of timely dividend payments;

•
the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

•
general economic and financial market conditions;

•
government action or regulation;

•
the financial condition, performance and prospects of us and our competitors;

•
changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•
our issuance of additional preferred equity or debt securities; and

•
actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, holders of the Series A Preferred Stock may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.
A holder of Series A Preferred Stock has extremely limited voting rights.
The voting rights for a holder of Series A Preferred Stock are limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of the Series A Preferred Stock exist primarily with respect to voting on amendments to our certificate of incorporation, including the certificate of designations relating to the Series A Preferred Stock, that materially and adversely affect the rights of the holders of Series A Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in the prospectus and except to the extent required by law, holders of Series A Preferred Stock do not have any voting rights. Please see the section in this prospectus supplement entitled “Description of the Series A Preferred Stock — Voting Rights.”
We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.
We intend to use the net proceeds from this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product, working capital. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Series A Preferred Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Series A Preferred Stock to decline, and delay our growth strategy, including but not limited to, the development and commercialization of our and our subsidiaries’ product candidates.
Risks Associated with our Capital Stock
Some of our executives, directors and principal stockholders can control our direction and policies, and their interests may be adverse to the interests of our other stockholders.
At December 31, 2019, Lindsay A. Rosenwald, M.D., our Chairman, President and Chief Executive Officer, beneficially owned 11.7% of our issued and outstanding common stock. At December 31, 2019, Michael S. Weiss, our Executive Vice Chairman, Strategic Development, beneficially owned 13.4% of our issued and outstanding common stock. By virtue of their holdings and membership on our Board of Directors, Dr. Rosenwald and Mr. Weiss may individually influence our management and our affairs and may make it difficult for us to consummate corporate transactions such as mergers, consolidations or the sale of all or substantially all of our assets that may be favorable from our standpoint or that of our other stockholders.
The market price of our Series A Preferred Stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.
Our stock price may experience substantial volatility as a result of a number of factors, including:
•
announcements we make regarding our or our subsidiaries’ current product candidates, acquisition of potential new product candidates and companies and/or in-licensing through multiple subsidiaries;

•
sales or potential sales of substantial amounts of our Series A Preferred Stock;

•
our or our subsidiaries’ delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of any of these trials;

•
announcements about us, our subsidiaries or about our competitors, including clinical trial results, regulatory approvals or new product introductions;

•
developments concerning our or our subsidiaries’ licensors and/or product manufacturers;

•
litigation and other developments relating to our or our subsidiaries’ patents or other proprietary rights or those of our competitors;

•
conditions in the pharmaceutical or biotechnology industries;

•
governmental regulation and legislation;

•
variations in our anticipated or actual operating results;

•
changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•
prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

•
trading prices of similar securities;

•
our history of timely dividend payments;

•
the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

•
general economic and financial market conditions;

•
government action or regulation;

•
the financial condition, performance and prospects of us and our competitors;

•
our issuance of additional preferred equity or debt securities; and

•
actual or anticipated variations in quarterly operating results of us and our competitors.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market price of our Series A Preferred Stock, regardless of our actual operating performance.
Provisions in our certificate of incorporation, our bylaws and Delaware law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our Series A Preferred Stock.
Provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:
•
the inability of stockholders to call special meetings; and

•
the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board of Directors.

In addition, the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years, has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Series A Preferred Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your shares of our Series A Preferred Stock in an acquisition.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of our Series A Preferred Stock in this offering will be $11,500,000 (assuming the over-allotment option is not exercised) based on the public offering price of  $20.00 per share, after deducting the total underwriting discounts and commissions payable, excluding estimated offering expenses.
We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product, and working capital. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

CAPITALIZATION
The following table shows our cash, cash equivalents and investment securities as well as capitalization as of September 30, 2019:
•
on an actual basis(1); and

•
on an as adjusted basis to give effect to the sale by us of 625,000 shares of Series A Preferred Stock offered by us in this offering, excluding estimated offering expenses payable by us.

You should read this table together with the information contained in our consolidated financial statements and condensed consolidated financial statements and related notes incorporated by reference in this prospectus supplement.
	As of September 30, 2019
	Pro Forma Actual(1)	As Adjusted(2)
	(in thousands, except par value data)
Cash, cash equivalents and investment securities	$144,775	156,275
Long-term debt, including subsidiary convertible note	68,542	68,542
Stockholder’s equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 1,301,792 shares issued and outstanding, pro forma actual(1), 1,966,167(2) as adjusted	1	2
Common stock, $.001 par value, 100,000,000 shares authorized, 70,335,534 shares issued and outstanding as of September 30, 2019	70	70
Common stock issuable, 307,486 shares as of September 30, 2019	500	500
Additional paid-in capital	450,796	462,295
Accumulated deficit	(420,742)	(420,742)
Total stockholders’ equity before non-controlling interests	30,625	42,125
Non-controlling interests	49,205	49,205
Total capitalization	$79,830	91,330
(1)
Includes the net proceeds of  $4.8 million from the Company’s offering of 262,500 shares of Series A Preferred Stock on November 29, 2019.

(2)
Includes 39,375 shares of Series A Preferred Stock issued pursuant to the over-allotment pertaining to the November 29, 2019 offering and 625,000 shares of Series A Preferred Stock pertaining to this offering.

The table assumes no exercise of the underwriters’ option to purchase additional shares of Series A Preferred Stock in this offering and excludes the following shares of common stock as of September 30, 2019:
(1)
2,741,180 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of  $3.19 per share;

(2)
865,833 shares of common stock issuable upon the vesting of restricted stock units; and

(3)
an aggregate of 1,012,967 shares of common stock reserved for future issuance under our stock option and incentive plans.

DESCRIPTION OF THE SERIES A PREFERRED STOCK
The description of certain terms of the Series A Preferred in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, as amended, the certificate of designation establishing the terms of our Series A Preferred Stock, as amended, our amended and restated bylaws, as amended, and Delaware corporate law. You are strongly encouraged to read the certificate of designations because it, and not this description, defines your rights as a holder of shares of Series A Preferred Stock.
General
Pursuant to our amended and restated certificate of incorporation, as amended, we are currently authorized to designate and issue up to 15,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series and, subject to the limitations prescribed by our amended and restated certificate of incorporation and Delaware corporate law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders.
The shares of Series A Preferred Stock offered by this prospectus supplement are a further issuance of our Series A Preferred Stock issued on November 7, 2017, November 26, 2019 and pursuant to an at-the-market sales program. The shares of Series A Preferred Stock offered by this prospectus supplement will form a single series with, and will have the same terms as, the 1,341,167 currently issued and outstanding shares of Series A Preferred Stock.
As of February 12, 2020, we had 1,341,167 shares of the Series A Preferred Stock issued and outstanding. Assuming all of the shares of Series A Preferred Stock offered hereunder (including the underwriters over-allotment option) are issued, we will have available for issuance 2,940,083 authorized but unissued shares of preferred stock. The Series A Preferred Stock offered hereby, when issued, delivered and paid for in accordance with the terms of the underwriting agreement, will be fully paid and nonassessable. Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on par with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”
The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock is V Stock Transfer, LLC. Its principal business address is 18 Lafayette Place, Woodmere, NY 11598.
Listing
The Series A Preferred Stock is listed on the Nasdaq Capital Market under the symbol “FBIOP.” On February 11, 2020 the last reported sale price of our Series A Preferred Stock on The Nasdaq Capital Market was $21.21 per share. The Series A Preferred Stock is maintained in book-entry form registered in the name of the nominee, The Depository Trust Company. See “Description of Series A Preferred Stock — Book-Entry Procedures” on page S-16.
No Maturity or Mandatory Redemption
The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “— Limited Conversion Rights Upon a Change of Control.” We are not required to set aside funds to redeem the Series A Preferred Stock.
Ranking
The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:
(1)
senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)
on a par with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;
(3)
junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4)
junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of our existing subsidiaries.

Dividends
Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9.375% per annum of the $25.00 per share liquidation preference (equivalent to $2.3475 per annum per share). All accrued dividends on the Series A Preferred Stock shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock.
Dividends on our Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and payable quarterly every March 31, June 30, September 30, and December 31 (each such date, a “Dividend Payment Date”); provided that if any Dividend Payment Date is not a Business Day, as defined in the certificate of designation, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the corresponding record date, which shall be every March 15, June 15, September 15, and December 15, whether or not a business day (the “dividend record date”). As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable dividend record date. The first dividend on our Series A Preferred Stock sold in this offering is payable on March 31, 2020 (in the amount of  $0.5859375 per share, which includes dividends accrued from January 1, 2020) to holders of record of the Series A Preferred Stock as of March 15, 2020. Notwithstanding the foregoing, we intend to seek stockholder approval to change the frequency of dividends payable on our Series A Preferred Stock from quarterly to monthly; we anticipate seeking such approval through inclusion of a proposal in our 2020 proxy statement to amend our Certificate of Designations of Rights and Preferences for the Series A Preferred Stock. Such action will require the majority vote of all Fortress stockholders eligible to vote (as opposed to a majority of stockholders who actually vote), and there is no guarantee the proposal will pass.
Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.
No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors — We may not be able to pay dividends on the Series A Preferred Stock” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series A Preferred Stock.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Future dividends on our common stock and preferred stock, including the Series A Preferred Stock, will be in the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash dividends on our preferred stock or what the actual dividends will be for any future period.
Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Payment Dates, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a par with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other dividend be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of  $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).
Redemption
The Series A Preferred Stock is not redeemable by us prior to December 15, 2022, except as described below under “Optional Redemption” and “Special Optional Redemption.”
Optional Redemption
The Series A Preferred Stock is not redeemable by us prior to December 15, 2022. The Series A Preferred Stock may be redeemed in whole or in part (at our option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. If we elect to redeem any shares of Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.
Special Optional Redemption
Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined below and as described below under “— Limited Conversion Rights Upon a Change of Control”) with respect to the shares called for redemption. If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price.
A “Change of Control” is deemed to occur when the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market.

Redemption Procedures
In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

•
the redemption date;

•
the number of shares of Series A Preferred Stock to be redeemed;

•
the redemption price;

•
the place or places where certificates for the Series A Preferred Stock other than through The Depositary Trust Company (“DTC”) are to be surrendered for payment of the redemption price;

•
that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on the redemption date;

•
whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption”; and

•
if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.
On or after the date fixed for redemption, each holder of Series A Preferred Stock that holds a certificate other than through DTC book entry described below, shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.
In connection with any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.
Limited Conversion Rights Upon a Change of Control
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem the Series A Preferred Stock as described above under “— Redemption — Optional Redemption,” or “— Redemption — Special Option Redemption” in which case such holder will only have the right with respect to the shares of Series A Preferred Stock not called for redemption (unless we default in the payment of the redemption price and accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares of Series A Preferred Stock subject to such default in payment)) to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

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13.05483 shares of common stock (the “Share Cap”), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional shares of common stock upon the conversion of shares of Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares.
If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control as described above under “— Redemption — Special Optional Redemption” or our optional redemption right as described above under “— Redemption — Optional Redemption,” holders of shares of Series A Preferred Stock will not have any right to convert such shares of Series A Preferred Stock that we have so elected to redeem or subsequently selected for redemption, and any such shares of Series A Preferred Stock that have been surrendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control

Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share of Series A Preferred Stock, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.
Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.
Upon not less than 30 nor more than 60 days’ following the occurrence of a Change of Control, we will provide to holders of shares of Series A Preferred Stock a written notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of shares of Series A Preferred Stock may exercise their Change of Control Conversion Right;

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the method and period for calculating the Common Stock Price;

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the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem all or any shares of our Series A Preferred Stock, holders will not be able to convert their shares of Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right (unless we default in payment of the redemption price and all accumulated and unpaid dividends);

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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the name and address of the paying agent and the conversion agent;

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the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right; and

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the last date on which holders of shares of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of shares of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of shares of Series A Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:
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the relevant Change of Control Conversion Date;

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the number of shares of Series A Preferred Stock to be converted; and

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that such shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

The “Change of Control Conversion Date” is the date the shares of Series A Preferred Stock are to be converted, which will be a Business Day that is no fewer than twenty (20) days nor more than thirty-five (35) days after the date on which we provide the notice described above to the holders of shares of Series A Preferred Stock.
The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of shares of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series A Preferred Stock;

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if certificated Series A Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

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the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock.
We will deliver amounts owing upon conversion no later than the third Business Day following the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal, provincial, and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock or other property.
The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over us.
Except as provided above in connection with a Change of Control, shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, such outstanding shares of Series A Preferred Stock either are subject to (1) a notice of redemption pursuant to the provisions described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption” above and funds sufficient to pay the applicable redemption price, including accumulated and unpaid dividends, for all of such shares of Series A Preferred Stock called for redemption have been set aside for payment or (2) a Change of Control Conversion Right which has been properly exercised and not withdrawn.
When the Series A Preferred Stock is entitled to vote, such shares are entitled to one vote per share. In any matter in which the Series A Preferred Stock may vote as a single class with any other series of our preferred stock (as described in this prospectus supplement or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of stated liquidation preference.
Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock does not bestow any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 30 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Preemptive Rights
No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures
DTC acts as securities depository for our outstanding Series A Preferred Stock. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the placement agent, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.
You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
The laws of some states may require that specified purchasers of securities take physical delivery of shares of Series A Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Preferred Stock.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our amended and restated certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct

Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series A Preferred Stock are made directly to DTC (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.
DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Direct Registration System
The Series A Preferred Stock will be registered in book-entry form through the Direct Registration System (the “DRS”). The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated shares, which ownership shall be evidenced by periodic statements issued by the depositary to the holders of shares of Series A Preferred Stock entitled thereto. This direct registration form of ownership allows investors to have securities registered in their names without requiring the issuance of a physical stock certificate, eliminates the need for you to safeguard and store certificates and permits the electronic transfer of securities to effect transactions without transferring physical certificates.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes certain U.S. federal income tax considerations of the acquisition, ownership and disposition of the Series A Preferred Stock offered by this prospectus, but does not purport to be a complete analysis of all potential tax effects. This discussion does not address effects of other U.S. federal tax laws, such as estate and gift tax laws, or of non-U.S., state, local or other tax considerations that may be relevant to a purchaser or holder of the Series A Preferred Stock in light of their particular circumstances. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as of the date hereof. These authorities may change, possibly with retroactive effect, or may be subject to differing interpretations that may adversely affect a holder of the Series A Preferred Stock. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the acquisition, ownership and disposition of the Series A Preferred Stock.
This discussion is limited to holders that hold the Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances, including the impact of the alternative minimum tax and of the Medicare contribution tax on net investment income. In addition, it does not address consequences for holders subject to special rules, including without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding the Series A Preferred Stock as part of a hedge, straddle, conversion, or other integrated transaction;

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banks, insurance companies, and other financial institutions;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons subject to special tax accounting rules;

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persons who hold or receive the Series A Preferred Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons deemed to sell our Series A Preferred Stock under the constructive sale provisions of the Code;

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tax-qualified retirement plans; and

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“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series A Preferred Stock.
This discussion is for information purposes only and is not tax advice. You should consult your own independent tax advisor concerning the application of the U.S. federal income tax laws to your particular circumstances as well as any tax consequences for the acquisition, ownership, or disposition of the Series A Preferred Stock arising under other U.S. federal tax laws and the laws of any non-U.S., state or local tax jurisdiction or under any applicable income tax treaty.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Series A Preferred Stock that, for U.S. federal income tax purposes, is or is treated as;
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A “non-U.S. holder” is any beneficial owner of our Series A Preferred Stock that is not a U.S. holder.
U.S. Holders
Distributions in General
If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Subject to customary conditions and limitations, dividends will be eligible for the dividends-received deduction in the case of U.S. holders that are (or are treated for U.S. federal income tax purposes) as corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at preferential rates if those holders meet certain holding period and other applicable requirements. Dividends received by non-corporate U.S. holders may also be subject to the additional 3.8% tax on net investment income. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series A Preferred Stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s tax basis in its shares will be taxable as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below.
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Series A Preferred Stock could be characterized as “extraordinary dividends” under Section 1059 of the Code. Corporate U.S. holders that have held our Series A Preferred Stock for two years or less before the dividend announcement date and that receive an extraordinary dividend will generally be required to reduce their tax basis in the stock by the nontaxed portion of the dividend due to the dividends-received deduction. If the amount of reduction exceeds the U.S. holder’s tax basis in the stock, the excess will be taxable as gain from the disposition of the stock, the tax treatment of which is discussed below. Non-corporate U.S. holders that receive an extraordinary dividend will be required to treat any losses on the sale of our Series A Preferred Stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holders receive that qualify for taxation as the preferential rates discussed above under “— Distributions in General.” U.S. holders are urged to consult their tax advisors with respect to the eligibility for and amount of any dividend received deduction and the application of Section 1059 of the Code to any dividends they receive.
Constructive Distributions on Series A Preferred Stock
A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“0113”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations — U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with 0113 to a redemption premium for the Series A Preferred Stock is uncertain.
We have the right to call the Series A Preferred Stock for redemption on or after December 15, 2022 (the “call option”) and the right to call the Series A Preferred Stock for redemption upon any Change of Control (the “contingent call option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to the call option or contingent call option is equal to the liquidation preference of the Series A Preferred Stock (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.
If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to the call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series A Preferred Stock. The redemption price for the Series A Preferred Stock should be the liquidation preference of the Series A Preferred Stock. Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the 0113 Rules, the issue price for the Series A Preferred Stock should be the initial offering price at which a substantial amount of the Series A Preferred Stock is sold to the public (excluding any intervening sales to bond houses and brokers).
A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de-minimis amount as determined under principles similar to the 0113 Rules. A redemption premium for the Series A Preferred Stock should be considered de-minimis if such premium is less than 0.25% of the Series A Preferred Stock’s liquidation value of  $25.00 at maturity, multiplied by the number of complete years to maturity. The determination under the 0113 Rules of a maturity date for preferred stock, such as the Series A Preferred Stock, is unclear. Accordingly, the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de-minimis amount.
The call option should not require constructive distributions of redemption premium if, based on all of the relevant facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. However, the fact that a redemption right does not fall within the safe harbor described in the preceding sentence does not necessarily mean that an issuer’s right to redeem is more likely than not to occur for this purpose, and such right to redeem must still be tested under all of the relevant facts and circumstances to determine if it is more likely than not to occur. We do not expect that a redemption pursuant to the call option would be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series A Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option. However, holders should consult with their own independent tax advisers on the particular consequences to such holder of the call option under these rules.
Disposition of Series A Preferred Stock by Sale or Exchange
Upon any sale or disposition (other than certain redemptions, as discussed below) of the Series A Preferred Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. Non-corporate U.S. holders may be eligible for preferential tax rates on long-term capital gains but also may be subject to the additional 3.8% tax on net investment income. The deductibility of capital losses is subject to limitations.

Redemptions
If we redeem our Series A Preferred Stock, the redemption will generally be treated as a sale or exchange by the U.S. holder if the redemption:
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is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

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is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

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results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b) (3) of the Code; or

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is a redemption of stock held by a non-corporate stockholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series A Preferred Stock and common stock that the U.S. Holder actually owns, but also shares of our stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code. If the redemption is treated as a sale or exchange, the tax consequences of a U.S. holder would be as described above under “— Disposition of Series A Preferred Stock by Sale or Exchange,” except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series A Preferred Stock, which would be treated as described above under “— Distributions in General.” Each U.S. holder of shares of our Series A Preferred Stock is urged to consult its own tax advisor to determine whether a payment made in redemption will be treated for U.S. federal income tax purposes as a distribution or an exchange of such shares.
A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time.
Satisfaction of the “substantially disproportionate” and “complete redemption” exceptions depends on compliance with objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code, respectively. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and, for this purpose, stock which does not have voting rights until the occurrence of an event is not treated as voting stock until the occurrence of such specified event. Accordingly, any redemption of the Series A Preferred Stock generally will not qualify for the “substantially disproportionate” exception because its voting rights are limited as provided in the “Description of Series A Preferred Stock — Voting Rights.” A redemption will result in a “complete redemption” if either (i) all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or (ii) all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code.
For purposes of the “redemption from non-corporate stockholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the stockholder level), is made pursuant to a plan, and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For this purpose, a distribution generally is not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature and has been interpreted under case law to include the termination of a business or line of business. If the redemption payment is treated as a dividend, the rules discussed above in “— Distributions in General” apply.
Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series A Preferred Stock is treated as a distribution with respect to such holder’s Series A Preferred Stock, but not as a dividend, such amount will be allocated to all shares of the Series A Preferred Stock held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share, and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series A Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series A Preferred Stock held exceeds the aggregate amount of such distribution.
The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series A Preferred Stock to the holder’s remaining, unredeemed Series A Preferred Stock (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series A Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized. As of March 28, 2019, these proposed regulations have been withdrawn as part of the current presidential administration’s effort to withdraw or revise regulations that increase complexity and financial burdens on taxpayers, or that exceed the IRS’s statutory authority. As a result, the treatment governing adjustments to the basis of a U.S. holder’s Series A Preferred Stock with respect to amounts treated as a distribution with respect Series A Preferred Stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.
Each U.S. holder of the Series A Preferred Stock should consult its own independent tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as a payment in exchange for the Series A Preferred Stock.
Conversion of Series A Preferred Stock upon a Change of Control
In the event of a Change in Control and absent the exercise of our right to redeem the Series A Preferred Stock, a holder will have the right to convert any non-redeemed shares into our common stock. A U.S. holder generally will not recognize any gain or loss on such conversion into common stock, except to the extent that any common stock is in respect of accrued but unpaid dividends (generally taxable as described above under “— Distributions in General”) or cash received in lieu of a fractional share of common stock. Cash received in lieu of a fractional share of our common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share, as described below. Any gain recognized on the conversion generally will be capital gain and will be long-term capital gain if, at the time of the conversion, the U.S. holder has held the Series A Preferred Stock that is converted for longer than one year.
The adjusted tax basis of our common stock received on any such conversion (other than shares of our common stock attributable to accrued but unpaid dividends) will equal the adjusted tax basis of the shares of the non-redeemed Series A Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of our common stock exchanged for cash, as described above), and the holding period of such common stock received on such a conversion will generally include the period during which a U.S. holder held our Series A Preferred Stock prior to conversion. A U.S. holder’s adjusted tax basis in shares of our common stock attributable to accrued but unpaid dividends will equal the fair market value of such common stock on the conversion date, and a U.S. holder’s holding period for such shares shall begin on the day after receipt thereof. A U.S. holder’s tax basis in a fractional share will be determined by allocating such holder’s tax basis in our Series A Preferred Stock between our common stock such U.S. holder receives upon conversion (other than shares attributable to accrued but unpaid dividends) and the fractional share in accordance with their respective fair market values.
Conversion of Series A Preferred Stock for Alternative Form Consideration
If a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, such U.S. holder may receive cash, securities or other property or assets, or a combination thereof. The term “security” is not defined in the Code or applicable Treasury Regulations. Judicial decisions have held that the determination of whether a particular debt constitutes a “security” is based on an overall evaluation of the nature of the debt. One of the most significant factors is the term of the debt. In general, debt obligations issued with a weighted average maturity at issuance of five years or less do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more do constitute securities. If the securities a U.S. holder receives upon conversion of shares of our Series A Preferred Stock are not “securities” for U.S. federal income tax purposes, then such securities will be treated as other property or assets for U.S. federal income tax purposes. Other than with respect to such Alternative Form Consideration received on account of accrued but unpaid dividends which generally will be taxable as described above under “— Distributions in General,” if a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, the U.S. federal income tax treatment of the conversion is uncertain. It is possible that the conversion could be treated as a single recapitalization, as a conversion in part and a taxable redemption in part or entirely as a taxable transaction, as briefly discussed below. U.S. holders are urged to consult their tax advisors regarding the consequences of such a conversion based upon the facts at that time.
Treatment as Recapitalization.   If a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock, the exchange upon such conversion may be treated as a recapitalization if such U.S. holder receives securities that are treated as “securities” for U.S. federal income tax purposes. In such case, the U.S. holder would recognize gain (but not loss) in an amount equal to the lesser of  (i) the excess (if any) of  (A) the amount of cash and the fair market value of securities, other property or assets received in the exchange over (B) such U.S. holder’s adjusted tax basis in our Series A Preferred Stock and (ii) the amount of cash and other property or assets received upon conversion.
Notwithstanding the foregoing, any Alternative Form Consideration received on account of accrued but unpaid dividends, which have not previously been included in income, will be treated as a dividend. Any gain recognized should be treated as capital gain except to the extent it has the effect of a distribution of a dividend. If the exchange has the effect of the distribution of a dividend, then the gain recognized upon the exchange, as determined above, will be treated as a dividend to the extent of the U.S. holder’s ratable share of our current and accumulated earnings and profits. The remainder of the gain will be a capital gain and will be long-term if the U.S. holder’s holding period exceeds one year. For purposes of determining whether a U.S. holder’s gain will be treated as a dividend (as discussed further under “— Redemptions” above), stock (including any common stock) actually and constructively owned by a U.S. holder will be taken into account.
The tax basis of the securities, which are treated as “securities” for U.S. federal income tax purposes, received upon a recapitalization would equal the U.S. holder’s adjusted tax basis in our Series A Preferred Stock that was converted, reduced by the amount of any cash and any other property or assets not constituting “securities” for U.S. federal income tax purposes received, and increased by the amount of gain, if any, recognized. A U.S. holder’s holding period for the securities treated as “securities” for U.S. federal income tax purposes included in the Alternative Form Consideration would include the period during which the U.S. holder held shares of our Series A Preferred Stock. The tax basis of the other Alternative Form Consideration would equal the fair market value of such Alternative Form Consideration on the date of the conversion, and the U.S. holder’s holding period for such other Alternative Form Consideration would begin on the day following the conversion.
Alternative Treatment as Part Conversion and Part Redemption.   If the conversion of shares of our Series A Preferred Stock into the Alternative Form Consideration were not treated as a single recapitalization, the conversion could be treated as in part a conversion into securities that are treated as “securities” for U.S. federal income tax purposes and in part a separate redemption of the remaining shares of our Series A Preferred Stock surrendered in the conversion. In that event, the portion converted into securities treated as “securities” for U.S. federal income tax purposes could be treated as described above in “— Conversion of Series A Preferred Stock into our Common Stock.” The portion converted into cash or other property or assets (including securities that are not treated as “securities” for U.S. federal income tax purposes) would be treated as described above in “— Disposition of Series A Preferred Stock by Sale or Exchange.”

Treatment as Fully Taxable Transaction.   If a U.S. holder receives the Alternative Form Consideration upon conversion of shares of our Series A Preferred Stock and such Alternative Form Consideration consists solely of cash and other property or assets, other than securities treated as “securities” for U.S. federal income tax purposes, a U.S. holder generally will be taxed as described above in “— Disposition of Series A Preferred Stock by Sale or Exchange.”
Adjustment of Conversion Price
The conversion price of our Series A Preferred Stock is subject to adjustment under certain circumstances. In such circumstances, U.S. holders of our Series A Preferred Stock may be deemed to have received a distribution if the adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of the U.S. holder in our assets or earnings and profits. If such adjustments are made, U.S. holders will be deemed to have received constructive distributions from us even though they may not receive any cash or property. The tax consequences of a receipt of a distribution are described above under “— Distributions in General.” Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution of the interest of the holders of shares of our Series A Preferred Stock generally will not be considered to result in a constructive dividend distribution.
To the extent there is a constructive dividend distribution under the rules above, under 2016 proposed regulations, (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series A Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Series A Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances.
Information Reporting and Backup Withholding
We or an applicable withholding agent will report to our U.S. holders and the IRS the amount of dividends (including deemed dividends) paid during each year and the amount of any tax withheld with respect to the Series A Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding at a rate of 28% on payments of dividends on the Series A Preferred Stock unless the holder furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information or otherwise establishes an exemption from backup withholding. Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the IRS.
Non-U.S. Holders
Distributions
If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series A Preferred Stock, but not below zero. If the distribution exceeds our current and accumulated earnings and profits and the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below.
In addition, if we are classified as a U.S. real property holding corporation (a “USRPHC”) within the meaning of Section 897(c) of the Code and any distribution exceeds our current and accumulated earnings and profits, we will need to satisfy our withholding requirements either by (a) treating the entire distribution (even if in excess of earnings and profits) as a dividend subject to the withholding rules described below and withhold at a minimum rate of 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC; or (b) treating (i) only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend subject to the withholding rules in the following paragraph; and (ii) the excess portion of the distribution as subject to withholding at a rate of 15% (or such lower rate as may be specified by an applicable income tax treaty), as if such excess were the result of a sale of shares in a USRPHC, with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability for the tax withheld from such excess. We believe that we currently are not a USRPHC, and we do not expect to become a USRPHC for the foreseeable future (see discussion of USRPHCs below under “— Disposition of Series A Preferred Stock, Including Redemptions”).
Dividends (including amounts distributed by a USRPHC and subject to withholding as dividends per the preceding paragraph) paid to a Non-U.S. holder of the Series A Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are treated as being effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to this withholding tax, provided that certain certification and disclosure requirements are satisfied including completing IRS Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person (as defined under the Code), unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A Non-U.S. holder of the Series A Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding for dividends, as discussed below, will be required to (i) complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series A Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series A Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the U.S. Internal Revenue Service.
Adjustment of Conversion Price
As described above under “U.S. Holders — Adjustment of Conversion Price,” adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a Non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. holder that are taxed as described above under “— Non U.S. Holders — Distributions.” It is possible that any withholding tax on such a deemed distribution might be withheld from cash dividends, shares of our common stock, or sale proceeds subsequently paid or credited to you.
Disposition of Series A Preferred Stock, Including Redemptions
Any gain realized by a Non-U.S. holder on the disposition of the Series A Preferred Stock generally will not be subject to U.S. federal income or withholding tax unless:
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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

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the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

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we are or have been a USRPHC, as defined in Section 897(c) of the Code, and a Non-U.S. holder owned directly or pursuant to applicable attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Series A Preferred Stock — assuming that the Series A Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and, if it is a corporation, may also be subject to branch profits tax equal of 30% (generally applicable to its effectively connected earnings and profits) or at such lower rate as may be specified by an applicable income tax treaty.
An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even if the individual is not considered a resident of the United States for U.S. federal income tax purposes.
A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain realized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. A corporation is a USRPHC if it is a U.S. corporation and the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. Our Series A Preferred Stock will be listed on the NASDAQ Capital Market and we believe that, for as long as we continue to be so listed, our Series A Preferred Stock will be treated as regularly traded on an established securities market. However, if we become a USRPHC and our Series A Preferred Stock is regularly traded on an established securities market, a Non-U.S. holder generally will be subject to U.S. federal income tax on any gain from the disposition of such stock if such Non-U.S. holder has owned or is deemed to have owned more than 5% of our Series A Preferred Stock, at any time within the shorter of the five-year period preceding the disposition or such holder’s holding period for such stock.
If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series A Preferred Stock, the Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. A Non-U.S. holder should consult its own independent tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.
If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series A Preferred Stock, a redemption of shares of the Series A Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of as a dividend, a Non-U.S. holder generally will recognize capital gain or loss, equal to the difference between the amount of cash received and fair market value of any property received and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock redeemed (except that to the extent that any cash received is attributable to any accrued but unpaid dividends), and such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for such Series A Preferred Stock exceeds one year,. A payment made in redemption of the Series A Preferred Stock may be treated as a dividend (subject to taxation as discussed above under “Non-U.S. Holders — Distributions on the Series A Preferred Stock”), rather than as payment in exchange for the Series A Preferred Stock, in the same circumstances discussed above under “— U.S. Holders: Redemptions.” Each Non-U.S. holder of the Series A Preferred Stock should consult its own independent tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as payment in exchange for the Series A Preferred Stock.
Conversion of Series A Preferred Stock into Class A Common Stock
You generally will not recognize any gain or loss by reason of receiving our common stock upon conversion of the Series A Preferred Stock, except with respect to any cash received in lieu of fractional shares (generally taxable as discussed above in “— Disposition of Series A Preferred Stock, Including Redemptions”) to any common stock received in respect of accrued but unpaid dividends (generally taxable as described above under “ — Distributions”).

Notwithstanding these general rules, if a non-U.S. holder is subject to tax under the special rules governing USRPHCs, as described above under “— Disposition of Series A Preferred Stock, Including Redemptions,” with respect to its shares of our Series A Preferred Stock but not our common stock into which such shares of our Series A Preferred Stock are convertible, then the conversion of shares of our Series A Preferred Stock into our common stock would be a taxable event, and such non-U.S. holder would be subject to U.S. tax in the same manner as described above in “— Disposition of Series A Preferred Stock, Including Redemptions.” This situation could arise, for example, if the shares of Series A Preferred Stock were “regularly traded” and a non-U.S. holder owned shares representing more than 5% of Series A Preferred Stock that was convertible into shares representing less than 5% of our common stock. If, as to a non-U.S. holder, both the shares of Series A Preferred Stock and shares of our common stock into which such shares of our Series A Preferred Stock are convertible are subject to the special rules governing USRPHCs described above, then, although the conversion of the shares of Series A Preferred Stock solely into shares of our common stock generally would not be taxable, the non-U.S. holder may be required to file a U.S. federal income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury Regulations.
Non-U.S. holders that may be subject to the special rules governing USRPHCs should consult their own tax advisers with respect to the U.S. federal income tax consequences of the conversion of their shares of Series A Preferred Stock into shares of our common stock, including any filing requirements that may be applicable.
Information reporting and backup withholding.
We must annually report to the IRS and to each Non-U.S. holder the amount of dividends (including constructive dividends) paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply to the payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor an IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) or otherwise establish an exemption.
Payment by a U.S. office of a broker of the proceeds of a sale of shares of our Series A Preferred Stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or Form W-8BEN-E (or other suitable substitute or successor form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of shares of our Series A Preferred Stock if such sale is effected through a foreign office of a broker, provided that the broker does not have certain U.S. connections. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such holder’s U.S. federal income tax liability (if any), which may entitle the holder to a refund if in excess of such liability, provided that the holder timely provides the required information to the IRS. Non-U.S. holders are urged to consult their own tax advisers regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.
Foreign Account Tax Compliance Act.
Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as FATCA) impose a 30% U.S. withholding tax on certain “withholdable payments” made to a “foreign financial institution” or a “nonfinancial foreign entity.” “Withholdable payments” include payments of dividends and the gross proceeds from a disposition of certain property (such as shares of our Series A Preferred Stock), if such disposition occurs after December 31, 2018. In general, if a holder is a “foreign financial institution” (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to such holder, unless such holder enters into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain “pass-through payments.” If such holder is a “non-financial foreign entity,” FATCA also generally will impose a withholding tax of 30% on withholdable payments made to such holder unless the holder provides the withholding agent with a certification that it does not have any “substantial United States owners” or a certification identifying its direct and indirect substantial United States owners. Intergovernmental agreements between the United States and a holder’s resident country may modify some of the foregoing requirements.
Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the Series A Preferred Stock on or after January 1, 2019, Treasury Regulations proposed in late 2018 eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of shares of our Series A Preferred Stock.

UNDERWRITING
The Benchmark Company, LLC (“Benchmark”) and ThinkEquity, a division of Fordham Finance Management, are joint bookrunning managers of the offering, and are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase severally and not jointly, and we have agreed to sell to that underwriter, the respective number of shares of Series A Preferred Stock set forth opposite the underwriter’s name.
Underwriters	Number of Shares
The Benchmark Company, LLC	312,500
ThinkEquity, a division of Fordham Financial Management	312,500
Total	625,000
The underwriting agreement provides that the obligations of the underwriters to purchase the aggregate number of shares of Series A Preferred Stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares of Series A Preferred Stock offered hereby (other than those covered by the underwriters’ option to purchase additional shares of Series A Preferred Stock described below) if they purchase any shares of the Series A Preferred Stock.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for up to 45 days from the date of this prospectus supplement, to purchase up to 93,750 additional shares of Series A Preferred Stock at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase the number of additional shares of Series A Preferred Stock approximately proportionate to that underwriter’s initial purchase commitment.
Underwriting Discount and Expenses
The underwriters are purchasing the shares of Series A Preferred Stock from us at $18.40 per share of Series A Preferred Stock (representing approximately $11,500,000 aggregate gross proceeds to us, before we deduct our out-of-pocket expenses of approximately $335,000. The underwriters propose to offer the shares of Series A Preferred Stock offered hereby to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may effect such transactions by selling shares of Series A Preferred Stock to or through dealers, at that price less a concession not in excess of  $1.00 per share. Such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of Series A Preferred Stock for whom they may act as agents or to whom they may sell as principal.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$20.00	$20.00	$12,500,000	$14,375,000
Underwriting discounts and commissions	1.60	1.60	1,000,000	1,150,000
Proceeds to us, before expenses	18.40	18.40	11,500,000	13,225,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursements, will be approximately $335,000. We have also agreed to reimburse the Underwriters for certain expenses incurred in connection with this Offering pursuant to the underwriting agreement, including certain legal fees, in an amount not to exceed $60,000.
Lock-Up Agreement
We have agreed with the underwriters, subject to certain limited exceptions, not to sell or transfer any Series A Preferred Stock or securities that are substantially similar to the Series A Preferred Stock (collectively, the “Lock-up Securities”), for 45 days after the date of this prospectus supplement without first obtaining the written consent of Benchmark on behalf of the underwriters. Specifically, we have agreed, subject to certain limited exceptions, not to (i) sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Series A Preferred Stock, or any securities convertible into or exercisable or exchangeable for Lock-Up Securities, or (ii) enter into any swap or other arrangement that transfer to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any Lock-Up Securities or any securities convertible into or exercisable or exchangeable for Lock-Up Securities, except for the offering of the Series A Preferred Stock pursuant to the underwriting agreement and this prospectus supplement.
The representatives, in their sole discretion, may release any of the Lock-up Securities in whole or in part at any time with or without notice. The representatives have no present intent or arrangement to release any of the Lock-up Securities. The release of any lock-up is considered on a case-by-case basis. Factors that will be considered in deciding whether to release Series A Preferred Stock may include the length of time before the lock-up period expires, the number of shares of Series A Preferred Stock involved, the reason for the requested release, market conditions, the trading price of the Series A Preferred Stock and the historical trading volume of the Series A Preferred Stock.
Listing
The Series A Preferred Stock is listed on the Nasdaq Capital Market under the symbol “FBIOP.”
Passive Market Making
In connection with the offering, the underwriters may engage in passive market making transactions in shares of Series A Preferred Stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of shares of Series A Preferred Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell shares of Series A Preferred Stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of securities made in an amount up to the number of shares of Series A Preferred Stock represented by the underwriters’ over-allotment option. In determining the source of securities to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares of Series A Preferred Stock available for purchase in the open market as compared to the price at which they may purchase shares of Series A Preferred Stock through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of shares of Series A Preferred Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares of Series A Preferred Stock in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Series A Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of securities in the open market while the offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when a representative repurchases shares of Series A Preferred Stock originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the Series A Preferred Stock. They may also cause the price of shares of Series A Preferred Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ Global Select Market or in the over- the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Additional Relationships and Conflict of Interest
Some of the underwriters and their affiliates have performed investment and commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments in us and actively trade in our debt and equity securities (or related derivative and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of shares of Series A Preferred Stock for sale to their online brokerage account holders. Shares of Series A Preferred Stock will be allocated to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares of Series A Preferred Stock may be sold by the underwriters to securities dealers who resell such shares of Series A Preferred Stock to online brokerage account holders.
Other than this prospectus supplement and the accompanying prospectus in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus or registration statement of which the accompanying prospectus forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase shares of Series A Preferred Stock. The underwriters are not responsible for information contained in websites that they do not maintain.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
LEGAL MATTERS
Alston & Bird LLP, New York, New York has passed upon the validity of the Series A Preferred Stock offered under this prospectus supplement. Duane Morris LLP, New York, New York, is counsel for the Underwriters in connection with this offering.

EXPERTS
The financial statements as of December 31, 2018 and 2017 and for each of the two years ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.
This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference facilities or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in the applicable prospectus supplement.
We hereby incorporate by reference the following documents:
(a)
our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019 including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2019 Annual Meeting of Stockholders;

(b)
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 10, 2019;

(c)
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 9, 2019;

(d)
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 12, 2019;

(e)
our Current Reports on Form 8-K filed with the SEC on January 31, 2019,February 11, 2019,February 15, 2019,June 20, 2019,August 19, 2019,November 26, 2019,December 31, 2019 and February 12, 2020 (excluding any information furnished pursuant to Item 2.02); and

(f)
the description of our Series A Preferred Stock included in our registration statement on Form 8-A12B, filed with the SEC on November 7, 2017.

PROSPECTUS
$50,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
We may offer and sell an indeterminate number of shares of our common stock, preferred stock, warrants to purchase our common stock, preferred stock, debt securities, or units comprised of two or more such securities (the “Securities”) from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
We may offer the Securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell the Securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.
This prospectus provides a general description of the Securities we may offer. Each time we sell Securities, we will provide specific terms of the Securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any Securities. This prospectus may not be used to consummate a sale of Securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “FBIO.” Our Series A Perpetual Preferred Stock is listed for trading on the Nasdaq Capital Market under the symbol “FBIOP.”
Investing in our Securities involves risks.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is July 23, 2019

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the SEC. By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. We may use the shelf registration statement to offer and sell securities described in this prospectus. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.
Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.
When we refer to “Fortress,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Fortress Biotech, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We will not use this prospectus to offer and sell Securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.
ii

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus, and documents we incorporate by reference, that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:
•
our growth strategy;

•
our ability to continue to commercialize products;

•
our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

•
financing and strategic agreements, acquisitions and relationships;

•
our need for substantial additional funds and uncertainties relating to financings;

•
our ability to attract, integrate and retain key personnel;

•
the early stage of products under development;

•
the results of research and development activities;

•
uncertainties relating to preclinical and clinical testing;

•
our ability to secure and maintain third-party manufacturing, marketing and distribution of our products;

•
dependence on third-party suppliers;

•
government regulation;

•
patent and intellectual property matters; and

•
competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.
iii

SUMMARY
Overview
Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, which the Company does at the Fortress level, at its majority-owned and majority-controlled subsidiaries and joint ventures, and at entities the Company founded and in which it maintains significant minority ownership positions. Fortress has a talented and experienced business development team, comprising scientists, doctors and finance professionals, who identify and evaluate promising products and product candidates for potential acquisition by new or existing partner companies. Fortress through its partner companies has executed such arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center and St. Jude Children’s Research Hospital.
Business Strategy
Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and finance expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings; to date, three partner companies are publicly-traded, and two have consummated strategic partnerships with industry leaders Alexion Pharmaceuticals, Inc. and InvaGen Pharmaceuticals, Inc. (a subsidiary of Cipla Limited).
As of March 31, 2019, several of the Fortress partner companies maintain licenses to product candidate intellectual property, including Aevitas Therapeutics, Inc. (“Aevitas”), Avenue Therapeutics, Inc. (“Avenue”), Caelum Biosciences, Inc. (“Caelum”), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (“Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Journey Medical Corporation (“Journey” or “JMC”), Mustang Bio, Inc. (“Mustang”), and Tamid Bio, Inc. (“Tamid”).
Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

Description Of Capital Stock
The following description summarizes the material terms of Fortress capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.
Common Stock
Our common stock is traded on The Nasdaq Capital Market under the symbol “FBIO.” The last reported sale price of our common stock on June 26, 2019 was $1.51 per share.
The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 100,000,000 shares of  $0.001 par value Common Stock of which 57,845,447 and 50,991,285 shares were outstanding at December 31, 2018 and 2017, respectively.
The terms, rights, preference and privileges of the Common Stock are as follows:
Voting Rights
Each holder of Common Stock is entitled to one vote per share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s certificate of incorporation and bylaws do not provide for cumulative voting rights.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of the Company’s outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.
Liquidation
In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Rights and Preference
Holders of the Company’s Common Stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that are or may be issued.
Fully Paid and Nonassessable
All of the Company’s outstanding shares of Common Stock are fully paid and nonassessable.
Series A Preferred Stock
On October 26, 2017, the Company designated 5,000,000 shares of preferred stock as Series A Preferred Stock. On December 15, 2017, the Company issued $25.0 million (or 1,000,000 shares) of Series A Preferred Stock. Our Series A Preferred Stock is traded on The Nasdaq Capital Market under the symbol “FBIOP.” The last reported sale price of our Series A Preferred Stock on June 26, 2019 was $21.25 per share.

Voting Rights
Except as may be otherwise required by law, the voting rights of the holders of the Series A Preferred Stock are limited to the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time in connection with the: (1) authorization or creation, or increase in the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassification of any of the Company’s authorized capital stock into such shares, or creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) amendment, alteration, repeal or replacement of the Company’s certificate of incorporation, including by way of a merger, consolidation or otherwise in which the Company may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock.
Dividends
Dividends on Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable quarterly every March 31, June 30, September 30, and December 31, at the rate of 9.375% per annum of its liquidation preference, which is equivalent to $2.34375 per annum per share. The first dividend on Series A Preferred Stock sold in the offering was payable on December 31, 2017 (in the amount of  $0.299479 per share) to the holders of record of the Series A Preferred Stock at the close of business on December 15, 2017. The Company recorded approximately $0.3 million and $2.3 million of dividends in Additional Paid in Capital on the Consolidated Balance Sheets as of December 31, 2017 and December 31, 2018, respectively.
No Maturity Date or Mandatory Redemption
The Series A Preferred Stock has no maturity date, and the Company is not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless the Company decides to redeem it pursuant to its optional redemption right or its special optional redemption right in connection with a Change of Control (as defined below), or under the circumstances set forth below under “Limited Conversion Rights Upon a Change of Control” and elect to convert such Series A Preferred Stock. The Company is not required to set aside funds to redeem the Series A Preferred Stock.
Optional Redemption
The Series A Preferred Stock may be redeemed in whole or in part (at the Company’s option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.
Special Optional Redemption
Upon the occurrence a Change of Control (as defined below), the Company may redeem the shares of Series A Preferred Stock, at its option, in whole or in part, within one hundred twenty (120) days of any such Change of Control, for cash at $25.00 per share, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. If, prior to the Change of Control conversion date, the Company has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to the Company’s optional redemption right described above under “Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control conversion right with respect to the shares of Series A Preferred Stock called for redemption. If the Company elects to redeem any shares of the Series A Preferred Stock as described in this paragraph, the Company may use any available cash to pay the redemption price.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion, Exchange and Preemptive Rights
Except as described below under “Limited Conversion Rights upon a Change of Control,” the Series A Preferred Stock is not subject to preemptive rights or convertible into or exchangeable for any other securities or property at the option of the holder.
Limited Conversion Rights upon a Change of Control
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides irrevocable notice of its election to redeem the Series A Preferred Stock as described above under “Optional Redemption,” or “Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date, into the Common Stock Conversion Consideration, which is equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•
13.05483 shares of common stock, subject to certain adjustments.

In the case of a Change of Control pursuant to which the Company’s common stock will be converted into cash, securities or other property or assets, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Company’s common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control.
Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.
Liquidation Preference
In the event the Company liquidates, dissolves or is wound up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of the Company’s common stock.

Ranking
The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, (1) senior to all classes or series of the Company’s common stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (2) and (3); (2) on a par with all equity securities issued by the Company with terms specifically providing that those equity securities rank on a par with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up; (3) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company liquidation, dissolution or winding up; and (4) junior to all of the Company’s existing and future indebtedness.
As of December 31, 2018 and 2017, 1,000,000 shares of Series A Preferred Stock were issued and outstanding.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
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the title of the warrants;

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the aggregate number of warrants offered;

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the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
Debt Securities
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:
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title and aggregate principal amount;

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whether the debt securities will be senior, subordinated or junior subordinated;

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applicable subordination provisions, if any;

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provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

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percentage or percentages of principal amount at which the debt securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

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redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

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the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

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where the debt securities may be presented for registration of transfer, exchange or conversion;

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the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities;

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if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

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securities exchange(s) on which the debt securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the debt securities;

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extent to which a secondary market for the debt securities is expected to develop;

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provisions relating to defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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any restrictions or conditions on the transferability of the debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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any addition or change in the provisions related to compensation and reimbursement of the trustee;

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provisions, if any, granting special rights to holders upon the occurrence of specified events;

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whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

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any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of  $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS
We may issue, in one more series, units comprised of shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described herein; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

Plan Of Distribution
We may sell the securities covered in this prospectus in any of three ways (or in any combination):
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser; or

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through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and

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the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Legal Matters
Certain legal matters will be passed upon for us by Alston & Bird LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
Experts
The financial statements as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
Where You Can Find More Information
We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission (the “SEC” or “Commission”) at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.
We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an Internet site at www.fortressbiotech.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):
(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(b)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

(c)
Our Current Reports on Form 8-K filed with the SEC on January 31, February 11, February 15, March 18, May 10 and June 20, 2019 (excluding any information furnished pursuant to Item 2.02 or Item 9.01); and

(d)
The description of the Common Stock as included under the caption “Description of Registrant’s Securities to be Registered” in our Registration Statements on Form 8-A12B filed with the Commission on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.

9.375% Series A Cumulative Redeemable Perpetual Preferred Stock
Liquidation Preference $25.00 per Share

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Benchmark Company	ThinkEquity a division of Fordham Financial Management, Inc.
The date of this prospectus supplement is February 12, 2020